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                                                                      EXHIBIT 10







                                                                  April 29, 1998

HSBC Mutual Funds Trust
3435 Stelzer Road
Columbus, Ohio 43219



     Re: HSBC Mutual Funds Trust (Registration No. 33-33734)
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Dear Sir/Madam:

     It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable and we hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 19 to Registration No. 33-33734.


                                                 Sincerely,



                                                 PAUL, WEISS, RIFKIND,
                                                  WHARTON & GARRISON


Enclosures